UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment no. )

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Filed by a Party other than the Registrant ☐

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U.S. AUTO PARTS NETWORK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2020

To the Stockholders of U.S. Auto Parts Network, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of U.S. Auto Parts Network, Inc., a Delaware corporation (the “Company”), will be held on June 16, 2020 at 9:00 a.m. Pacific Time at the offices of the Company located at 2050 W. 190th Street, Suite 400, Torrance, California 90504, to consider and vote on the following proposals:

1.	election of the following Class II directors to hold office for a term of three years and until their respective successors are elected and qualified: Joshua L. Berman, Sol Khazani and David Kanen;
2.	ratification of the appointment of RSM US LLP, an independent registered public accounting firm, as independent auditors of the Company for fiscal year 2020; and
3.	approval of an advisory (non-binding) resolution regarding the compensation of our named executive officers, or the Say-on-Pay Proposal.

At the Annual Meeting, we will also transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 20, 2020 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person.  If you wish to attend the meeting in person, you will need to RSVP and print your admission ticket at www.proxyvote.com. An admission ticket together with photo identification must be presented in order to be admitted to the meeting. If you hold your shares in street name, you will also need to obtain and present a legal proxy entitling you to vote at the Annual Meeting from the broker, bank or other nominee that holds your shares.  Please refer to page 1 of the accompanying proxy statement for further details.

April 27, 2020

By Order of the Board of Directors

Lev Peker
Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON BY REGISTERING AT PROXYVOTE.COM. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

U.S. Auto Parts Network, Inc.

2050 W. 190th Street, Suite 400

Torrance, California 90504

********************************

U.S. AUTO PARTS NETWORK, INC.

2050 W. 190th Street, Suite 400

Torrance, California 90504

PROXY STATEMENT

These proxy materials and the enclosed proxy card or voting instruction form are being furnished to holders of the common stock, par value $0.001 per share, and Series A Convertible Preferred Stock (“Series A Convertible Preferred”), par value $0.001 per share, of U.S. Auto Parts Network, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”), to be voted at the 2020 Annual Meeting of Stockholders to be held on June 16, 2020 and at any adjournment or postponement of the meeting (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific Time at the offices of the Company located at 2050 W. 190th Street, Suite 400, Torrance, California 90504. These proxy materials are expected to be mailed on or about April 27, 2020 to all stockholders entitled to vote at the Annual Meeting.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of the Annual Meeting of Stockholders (the “Notice”) and are described in more detail in this proxy statement.

Meeting Admission

To attend the Annual Meeting, you will need to bring an admission ticket and photo identification. You will need to print an admission ticket in advance by visiting www.proxyvote.com and following the instructions there. You will need the 16‑digit control number to access www.proxyvote.com. You can find your control number on:

•	Your proxy card available at proxyvote.com or included with this proxy statement; or
•	Your voting instruction card if you hold your shares in street name through a broker, bank or other nominee.

If you hold your shares in street name, you will also need to obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote your shares at the Annual Meeting. You must present this legal proxy, as well as an admission ticket and valid photo identification at the entrance to the meeting.

For questions about admission to the Annual Meeting, please contact our Corporate Secretary at (310) 735‑0089.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as April 20, 2020. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. Each share of our common stock and Series A Convertible Preferred outstanding on the record date entitles its holder to one vote on all matters presented for a stockholder vote at the Annual Meeting. Holders of common stock and Series A Convertible Preferred vote together as a single class.

As of the record date, 38,701,877 shares of our common stock were outstanding and 2,620,687 shares of our Series A Convertible Preferred (which are convertible into 2,620,687 shares of our common stock) were outstanding.

The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the outstanding shares of our common stock and Series A Convertible Preferred entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

Proposal One. Our Second Amended and Restated Certificate of Incorporation provides for a plurality voting standard for the election of directors. Under this voting standard, the three nominees receiving the highest number of “For” votes cast at the Annual Meeting will be elected as Class II directors. “Withhold” votes and “Broker non-votes” will not be counted as votes cast, and, therefore, will have no effect on the election of directors.

Proposals Two and Three. Approval of Proposal Two (ratification of the appointment of RSM US LLP as our independent registered public accounting firm) and Proposal Three (approval on an advisory (non-binding) resolution of the compensation of our named executive officers) requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on Proposal Three and no broker non-votes are expected on Proposal Two.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting.

Proxies

If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may vote by mail, internet or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.

Most of our stockholders hold their shares as a beneficial owner through a broker, bank or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name,” you may vote by mail, internet or telephone by following the voting instruction card provided to you by your broker or other nominee. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.

If you do not give instructions to your broker, your shares may constitute “broker non-votes.” Under applicable stock exchange rules that govern brokers who are voting shares held in street name, a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.  Proposal Two (ratification of the appointment of RSM US LLP as our independent registered public accounting firm) is considered routine, while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock or Series A Convertible Preferred in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal Two at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal Two in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by: (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Corporate Secretary at 2050 W. 190th Street, Suite 400, Torrance, California 90504; (b) voting again by telephone or over the internet at a later time (only your latest dated proxy will be counted); or (c) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

The enclosed proxy also grants the named proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. We have not been notified by any stockholder of his or her intent to present any other business at the Annual Meeting.

Solicitation

We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this proxy statement, the Notice, the proxy card and any additional solicitation material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, although there is no formal agreement to do so, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. In the discretion of management, we reserve the right to retain a proxy solicitation firm to assist in the solicitation of proxies. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm would range from $10,000 to $15,000 plus out-of-pocket expenses, all of which would be paid by us.

Note with Respect to Forward-Looking Statements

We have made certain forward-looking statements in this proxy statement that relate to expectations concerning matters that are not historical or current facts. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933 as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. We cannot assure you that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such expectations, and you should not place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by such language. Important factors that may cause such a difference include, but are not limited to, uncertainties regarding the impact of COVID‑19 on our business and the economy generally, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov The forward-looking statements contained herein speak only as of the date of this proxy statement. Except as required by law, we do not undertake any obligation to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms and each as nearly equal in number as possible as determined by our Board of Directors. As a result, a portion of our Board of Directors will be elected each year.  Messrs. Berman, Kanen and Khazani have been designated as Class II directors whose terms expire at the Annual Meeting. Messrs. Peker and Phelps and have been designated Class III directors whose terms expire at the 2021 Annual Meeting of Stockholders. Messrs. Greyson, Nia and Barnes have been designated Class I directors whose terms expire at the 2022 Annual Meeting of Stockholders.

The class whose term of office expires at the Annual Meeting currently consists of three directors. On the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors selected and approved Messrs. Berman, Kanen and Khazani as nominees for election as Class II directors at the Annual Meeting to serve for a term of three years, expiring at the 2023 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Each nominee for election is currently a member of our Board of Directors and has consented to be named in this proxy statement and agreed to serve if elected. Management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees named herein is unable to serve or for good cause will not serve at the time of the Annual Meeting, the persons named in the proxy will exercise discretionary authority to vote for a substitute nominee or reduce the size of the Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR ALL the nominees named below.

Stockholder Approval

Directors are elected by a plurality of the votes cast at the Annual Meeting. Accordingly, the three nominees receiving the highest number of affirmative votes cast will be elected as Class II directors. At the Annual Meeting, stockholders are being asked to elect Messrs. Berman, Kanen and Khazani as Class II directors to hold office for a term of three years and until his respective successor is elected and qualified.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR ALL” the Class II director nominees listed below.

Information about Directors and Nominees

We believe that our Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, the Nominating and Corporate Governance Committee reviews candidates in the context of the current composition of the Board and the evolving needs of our business. In accordance with the listing standards of The Nasdaq Stock Market (the “Nasdaq Rules”) we have charged our Nominating and Corporate Governance Committee with ensuring that at least a majority of the directors qualify as “independent” under the Nasdaq Rules. See “Corporate Governance -Board Committees and Meetings - Nominating and Corporate Governance Committee” for a discussion of the factors that are considered in selecting our director nominees.

The table and narrative below sets forth information regarding each of our directors and our director nominees, including his or her age as of the date of the Annual Meeting, the year they first became directors, business experience during at least the past five years, public company boards they currently serve on or have recently served, and certain other biographical information and attributes that the Nominating and Corporate Governance Committee determined qualify them to serve as directors. The Nominating and Corporate Governance Committee believes that the director nominees and the other current directors have the following other key attributes that are important to an effective board of directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to serve on the Board and its committees.

					Committee
Name	Age	Director Since	Current Position(s)	Independent	Audit	Compensation	Nominating and Corporate Governance
Warren B. Phelps III	73	2007	Chairman of the Board	X	X		Chairman
Jim Barnes	54	2019	Director	X
Joshua L. Berman	50	2007	Director	X	X	Chairman
Jay K. Greyson	60	2014	Director	X	Chairman	X	X
David Kanen	54	2019	Director	X		X	X
Sol Khazani	62	2001	Director
Mehran Nia	54	2018	Director
Lev Peker	38	2019	Chief Executive Officer and Director

Class II Director Nominees

Joshua L. Berman has been a director since October 2007. Mr. Berman is currently a general partner at Troy Capital Partners where he has served since the beginning of 2016.  Troy Capital Partners is a new venture and strategic opportunities fund investing primarily in early stage and emerging companies within the Southern California ecosystem. Mr. Berman has a long track record in building and running internet businesses. A founder of MySpace.com, Mr. Berman held the position of Chief Operating Officer from 2003 until the company was sold to News Corp., at which time he transitioned to manage Slingshot Labs, an internet incubator dedicated to building and developing new web ventures for News Corp. In 2010 Mr. Berman left Slingshot Labs to co-found e-commerce platform BeachMint and served as the company’s Chief Executive Officer from 2010 through 2014.  Following a merger between BeachMint and Conde Nast, Mr. Berman became Chief Executive Officer of The Lucky Group prior to his departure in 2015.  Previous to MySpace, Mr. Berman co-founded and managed successful Internet companies: ResponseBase and Xdrive Technologies. Prior to his start-up life, Mr. Berman was a management consultant with PricewaterhouseCoopers. Mr. Berman received his MBA from the University of Southern California, and holds a Bachelor’s Degree from UC Santa Barbara.  We believe that Mr. Berman is qualified to serve as a director due to his industry knowledge and service as Chief Operating Officer or President of internet companies, including internet marketing and social networking, combined with his strong accounting and financial background and management experience.

Sol Khazani is a co-founder of the Company and has been a director since January 2001. Mr. Khazani also served as our Chairman of the Board from January 2001 to March 2007, as our Chief Financial Officer from January 2001 to April 2005 and as a Vice President from October 1995 to January 2001. From 1995 through December 2008, Mr. Khazani served as the Vice President of American Condenser, Inc., a company that he co-founded which manufactures air-conditioning condensers for automotive and industrial applications. Mr. Khazani is also the co-founder and serves as financial director of the non-profit organization Women for World Health.  In addition, Mr.Khazani serves on the board of Plasticos Foundation, a non-profit organization. Mr. Khazani holds a B.S. degree in accounting and an M.B.A. from National University in San Diego.  We believe that Mr. Khazani’s prior service as a co-founder and Chief Financial Officer of the Company, combined with his prior industry experience, provide invaluable insight to the Company and qualify him to serve as a director.

David Kanen has been a director since January 2019 and was appointed as a Class II director pursuant to the Kanen Agreement (as defined below).  He currently serves as the Managing Member of Kanen Wealth Management, LLC, a registered investment advisor, where he has served since 2016 and as President and Portfolio Manager of Philotimo Fund, LP, a hedge fund focused on small-cap value and activism, where he has served since December 2016.  From 2012 to 2016, Mr. Kanen was an independent advisor at Aegis Capital, Inc. Prior to that he worked as a retail and institutional financial advisor for various investment firms, including A.G. Edwards & Sons, Inc. from 1992 to 2004. Mr. Kanen holds a Bachelor of Science in Marketing from Jacksonville University. Mr. Kanen also serves on the Board of Directors of Famous Dave’s of America, Inc. (Nasdaq:DAVE), which develops, owns, operates and franchises barbeque restaurants, and Build a Bear Workshop Inc., a global company that offers an interactive “make your own stuffed animal” retail entertainment experience. We believe that Mr. Kanen’s experience as a public company investor qualifies him to serve as a director.

Directors Whose Terms Continue

Class III Directors - Terms Expiring at the 2021 Annual Meeting of Stockholders

Lev Peker has been our Chief Executive Officer and a director since January 2019. Mr. Peker previously served as the Chief Marketing Officer of Adorama Camera Inc., a leading online destination for photography, imaging and consumer electronics, from August 2015 to December 2018.  Prior to that time, Mr. Peker served as the Senior Director and General Manager of eCommerce Strategy and Operations of Sears Holding Corporation, a leading integrated retailer providing merchandise and related services, from August 2014 until July 2015. From April 2008 until July 2014, Mr. Peker served in various roles at U.S. Auto Parts including as Vice President and General Manager of Online Marketplaces from June 2013 to July 2014, as Director and General Manager of Online Marketplaces from March 2009 until June 2013, and as Manager of Financial Planning and Analysis from April 2008 until March 2009. Mr. Peker’s prior experience also includes serving as a Senior Financial Analyst at Smart & Final, Inc., as a Senior Analyst at KPMG, and as a Senior Associate at Pricewaterhousecoopers LLP. Mr. Peker holds a B.S. degree in Accounting from the University of Southern California and an M.B.A. degree in Marketing and Strategy from University of California, Los Angeles. We believe Mr. Peker’s valuable business and leadership experience, particularly in the e-commerce industry, combined with his intimate knowledge of our financial and operational status gained through his various roles at the Company, qualifies Mr. Peker to serve as a director.

Warren B. Phelps III has been a director since September 2007 and has served as Chairman of the Board since August 2017.  Since January 2013 he has served as Executive Chairman of Empower RF Systems, a developer and manufacturer of high power RF amplifiers for the defense and commercial markets.  From October 2009 until December 2012, Mr. Phelps served as the Chairman and Chief Executive Officer of Empower.  From 2000 until his retirement in September 2006, Mr. Phelps served in several executive positions for Spirent plc, a leading communications technology company, most recently as President of the Performance Analysis Broadband division.  From 1996 to 2000, Mr. Phelps was at Netcom Systems, a provider of network test and measurement equipment, most recently as President and Chief Executive Officer.  Prior to that, Mr. Phelps held executive positions, including Chairman and Chief Executive Officer, at MICOM Communications and in various financial management roles at Burroughs/Unisys Corporation. Mr. Phelps currently serves on the board of directors of Luna Innovations (Nasdaq: LUNA), a leader in optical technology, as well as on the board of directors of a privately held company and on the Board of Trustees of St. Lawrence University. Mr. Phelps holds a B.S. degree in mathematics from St. Lawrence University in Canton, New York and an M.B.A. from The University of Rochester in Rochester, New York. We believe that Mr. Phelps is qualified to serve as a director due to his financial background, including his qualifications as an audit committee financial expert, as well as his executive management experience across numerous technology companies.

Class I Directors - Terms Expiring at the 2022 Annual Meeting of Stockholders

Jay K. Greyson has been a director since June 2014. Since 2006, Mr. Greyson has been the Co-founder of Supply Chain Equity Partners, a private equity firm focused on the distribution and logistics industry. Also, since 2006, Mr. Greyson has served as the Co-founder, Managing Director, and Principal of Vetus Partners, an investment bank, and previously served as Chief Compliance Officer of Vetus Securities, a registered broker dealer, through November 2014. Prior to that, from 2000 to 2006, Mr. Greyson served in various capacities including as a Director with Brown Gibbons Lang & Company, an investment bank. Also, Mr. Greyson has served as a General Manager and Vice President of several leading electronic manufacturers. Mr. Greyson also serves on the Board of Directors of several private companies as Chairman, Operating Director, and Director. Mr. Greyson holds a B.S. degree in Electrical Engineering from the University of Virginia and an M.B.A. from the University of Chicago. We believe that Mr. Greyson is qualified to serve as a director due to his leadership experience in private equity and investment banking, combined with his financial background and management experience in manufacturing, distribution and supply chain.

Mehran Nia has served as our director since May 2018 and was appointed as a Class I director pursuant to the Nia Agreement (as defined below). Mr. Nia  is one of our co-founders and previously served as our Chief Executive Officer and President and a director from 1995 until 2007 where he helped lead the growth and transformation of our company from a regional wholesaler of collision auto parts into an e-commerce retailer by the year 2000 and a wholesaler with a diversified base of auto products. Mr. Nia holds a B.A. degree in biology from San Diego State University. Mr. Nia also serves on the Board of Directors of Mylife.com, an e-commerce company with the mission of helping people find and connect with others and manage the information they choose to share with the world.  We believe that Mr. Nia’s prior service as a co-founder and Chief Executive Officer of the company, combined with his prior industry experience, provide invaluable insight to our company and qualify him to serve as a director.

Jim Barnes has served as our director since October, 2019 and was appointed as the Second Director pursuant to the Nia Agreement (as defined below). Mr. Barnes currently serves as the CEO of enVista, LLC, a supply chain and unified commerce consulting firm, where he has served since he co-founded enVista in 2002. Prior to founding enVista, he was the Executive Vice President and co-founder of Q4 Logistics. He has spent the last 25 years deploying supply chain and enterprise solutions and synchronizing material and information flow for Fortune 500 brands and retail companies. Mr. Barnes holds a B.S. degree in Mechanical Engineering Technology from Purdue University. We believe that Mr. Barnes’ industry experience together with his leadership experience qualify him to serve as a director.

Family Relationships

There are no family relationships among any of our directors, executive officers and director nominees.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

Our Board of Directors has adopted a Code of Ethics and Business Conduct which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics and Business Conduct is available on the Investor Relations section of our website at www.usautoparts.net which can be directly accessed at http://investor.usautoparts.net/. We intend to disclose future amendments to certain provisions of the Code of Ethics and Business Conduct, and any waivers of provisions of the Code of Ethics and Business Conduct required to be disclosed under the rules of the SEC or the Nasdaq Rules, at the same location on our website. The information contained in, or that can be accessed through, our website does not constitute a part of this proxy statement.

Director Independence

The Board reviewed the independence of each of our directors on the basis of the standards adopted by the Nasdaq Stock Market (“Nasdaq”). During this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under the Nasdaq Rules. After the review, the Board of Directors has determined that each of our directors with the exception of Mr. Peker, Mr. Khazani, and Mr. Nia satisfy the requirements for “independence” under the listing standards of the Nasdaq Rules. In addition, our Board previously determined that Ms. Barbara Palmer and Mr. Bradley Wilson satisfied the requirements for “independence” under the listing standards of the Nasdaq Rules during their service on the Board through their resignations on May 22, 2019.

Board Leadership Structure

The Board has maintained a separation between the seats of Chairman and Chief Executive Officer since we went public in 2007 in recognition of the different demands and responsibilities of the roles and to emphasize the independence of the role of Chairman.  The separate roles allow us to have a Chairman focused on the leadership of the

Board, providing our Chief Executive Officer with the ability to focus more of his time and energy on managing our operations.  The Board also meets regularly in executive session without the presence of management.

Board Oversight of Risk

The Board is responsible for overseeing our risk management but its duties in this regard are supplemented by the Audit Committee, which is responsible for discussing with management and our independent auditors policies with respect to risk assessment and risk management, including the process by which we undertake major financial and accounting risk assessment and management. The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board periodically engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the Chairman of the Audit Committee. The Audit Committee meets privately with our management team in order to assess the overall control environment and “tone at the top” and to provide the Audit Committee with direct feedback as to any control or oversight issues. Other committees, including the Compensation Committee, review risks relevant to their particular areas of responsibility, such as whether the compensation of executive management encourages them to take undue risk. These matters are reviewed at Board meetings as well and, if deemed necessary and appropriate, in executive session with only the independent directors present. Our management team has the primary responsibility for identifying and managing the known, material risks which could affect our operating and financial performance. At least annually, upon reviewing and establishing the financial and operating targets for the next fiscal year, the management team reviews with the full Board the key risks facing the Company during the upcoming year and the plans the Company has put in place to mitigate those risks, and the management team reviews subsets of risk on a more frequent basis with the Board.

Our Board believes that the process it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, does not have a material effect on our choice of the Board’s leadership structure described above under “Board Leadership Structure.”

Board Committees and Meetings

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the Investor Relations section of our website at www.usautoparts.net.

During fiscal 2019, the Board of Directors and the various committees of the Board held the following number of meetings: Board of Directors - 10; Audit Committee - 7; Compensation Committee - 6; and Nominating and Corporate Governance Committee - 3. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which they served during the period in which they served.  We do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders; however, directors are encouraged to attend all such meetings. All of our then-serving directors attended our 2019 Annual Meeting of Stockholders.

Audit Committee. Our Audit Committee consists of Messrs. Greyson, Phelps, and Berman. Mr. Greyson is the Chairman of the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee is independent under the Nasdaq Rules and Rule 10A‑3 under the Exchange Act.  In addition, each of Messrs. Phelps and Greyson qualify as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The primary functions of this committee include the following:

•	meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;
•	meeting with our independent auditors and with internal financial personnel regarding these matters;
•	pre-approving audit and non-audit services to be rendered by our independent auditors;

•	appointing from time to time, engaging, determining the compensation of, evaluating, providing oversight of the work of and, when appropriate, replacing our independent auditors;
•

reviewing our financial statements and periodic reports and discussing the statements and reports with our management and independent auditors, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters;
•	reviewing our financing plans and reporting recommendations to our full Board of Directors for approval and to authorize action; and
•	administering and discussing with management and our independent auditors our Code of Ethics and Business Conduct.

Our internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee. Our independent auditors report directly to the Audit Committee and they also have unrestricted access to this committee.

Compensation Committee. Our Compensation Committee consists of Messrs. Berman, Greyson and Kanen. Mr. Berman is the Chairman of our Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee is independent under the Nasdaq Rules. The primary functions of this committee include the following:

•

determining the compensation and other terms of employment of our executive officers and senior management, and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to members of our Board of Directors;
•

evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	administering the issuance of stock options and other equity incentive arrangements under our equity incentive plans; and
•

reviewing and approving the terms of employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers and senior management.

A more detailed description of the role of the Compensation Committee, including the role of executive officers and consultants in compensation decisions, can be found under “Executive Compensation and Other Information” below.

Compensation Committee Interlocks and Insider Participation.  The members of the Compensation Committee of our Board of Directors during fiscal 2019 were Messrs. Berman, Greyson and Kanen. None of the members of our Compensation Committee at any time has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during fiscal 2019. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Messrs. Phelps, Kanen and Greyson. Mr. Phelps is the Chairman of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq Rules. The primary functions of this committee include the following:

•	identifying qualified candidates to become members of our Board of Directors;
•	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);
•	selecting candidates to fill vacancies of our Board of Directors; and
•	overseeing the evaluation of our Board of Directors.

The Nominating and Corporate Governance Committee generally seeks directors with strong reputations and experience in areas relevant to the operations and strategies of the Company’s business. In connection with their recommendations regarding the size and composition of the Board, the Nominating and Corporate Governance Committee reviews the appropriate qualities and skills required of directors in the context of the then current make-up of the Board and the needs of the Company. The Nominating and Corporate Governance Committee generally identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experiences; and recommends director nominees to the Board for approval. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee our business. The Nominating and Corporate Governance Committee is also actively seeking female director candidates for the purpose of adding at least one female director to the Board during 2020. The Nominating and Corporate Governance Committee assesses each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, his or her ability to think and act independently and with sound judgment, and ability and commitment to serve our and its stockholders’ long-term interests. All factors considered by the Nominating and Corporate Governance Committee are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in our business, our future opportunities and strategic plans, and other trends, as well as the portfolio of skills and experience of current and prospective directors.

The Nominating and Corporate Governance Committee generally leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, a review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee may in the future engage the services of a third-party search firm to identify director candidates.

The Nominating and Corporate Governance Committee will consider candidates for directors recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement. This committee will evaluate such recommendations applying its regular nominee criteria. Eligible stockholders wishing to recommend a director nominee must submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the Company’s address set forth on the first page of this proxy statement by the deadline for director nominations and stockholder proposals not intended for inclusion in our proxy statement set forth under “Additional Information” below, specifying the following information: (a) the name and address of the nominee, (b) the name, address and phone number of the stockholder making the recommendation and of the director candidate, (c)   the director candidate’s qualifications for membership on the Board, (e) a resume of the candidate’s business experience and educational background as well as all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director if nominated by the Board, (f) a description of all direct or indirect arrangements or understandings between the recommending stockholder and the director candidate and any other person or persons (naming such person or persons)

pursuant to whose request the recommendation is being made by the stockholder, (g) all other companies to which the director candidate is being recommended as a candidate for director, and (h) a signed consent of the director candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director, if nominated and elected. In connection with its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate. The Nominating and Corporate Governance Committee has the discretion to decide which individuals to recommend for nomination as directors.

No candidates for director nominations were formally submitted to the Nominating and Corporate Governance Committee by any stockholder in connection with the election of a director at the Annual Meeting. The director nominees standing for election at this Annual Meeting are current directors of the company.

Voting Agreements with Stockholders

Board Candidate Agreement with Nia

On May 31, 2018, the Company entered into a Board Candidate Agreement (the “Nia Agreement”) with Mehran Nia and the Nia Living Trust Established September 2, 2004 (the “Nia Trust” and together with Mr. Nia, “Nia”).

Under the Nia Agreement, the Company has appointed Mr. Nia to the Board as a Class I Director, effective May 31, 2018 and agreed to appoint a second director to the Board as a Class II Director (the “Second Director”) at such later date as mutually agreed by the Company and Nia.  The Second Director shall be mutually agreeable to the Company and Nia and shall be considered “independent” as defined under the listing standards of the Nasdaq Stock Market.  The Company has agreed that the Board would expand the size of the Board to nine directors to appoint the Second Director.

If at any point in time Nia fails to beneficially own more than 5% of the Company’s outstanding voting capital stock or Nia breaches any provision of the Nia Agreement (each, a “Termination Event”), Mr. Nia and/or the Second Director shall promptly resign from the Board upon request.  In addition, in the event Mr. Nia or the Second Director, as the case may be, resigns or otherwise ceases to serve as a director, other than due to a Termination Event, prior to the expiration of the Nia Voting Period (as defined below), the Company and Mr. Nia agree to work collaboratively to appoint a replacement candidate (a “Replacement Candidate”) through a process conducted, and based on criteria established, by the Nominating and Corporate Governance Committee of the Board.

Additionally, at each annual or special meeting of the Company’s stockholders, Nia has agreed to vote all shares of the Company’s capital stock beneficially owned by Nia (the “Nia Shares”) on each director nominee or other matter presented for a vote which has been recommended by the Board and has agreed not to provide assistance with any vote to be taken by the Company’s stockholders that has not been formally recommended by the Board (collectively, the “Nia Obligations”). Pursuant to the Nia Agreement, the Nia Obligations begin on the date of the Nia Agreement and shall end on the earliest to occur of (i) the date that the Company notifies Nia in writing that it does not intend to re-nominate Mr. Nia as a director at its 2019 Annual Meeting of Stockholders or such subsequent annual meeting at which Mr. Nia would be up for re-election; and (ii) the date on which Mr. Nia ceases to serve as a director unless Mr. Nia (a) ceases to serve as a director due to a Termination Event or (b) the Company and Mr. Nia are working to appoint a Replacement Candidate (such period, the “Nia Voting Period”).  In connection with the Nia Obligations, Nia has also granted the Company an irrevocable proxy with respect to the Nia Shares during the Nia Voting Period.  The terms of the Nia Agreement also contain a mutual non-disparagement provision.

On January 17, 2019 and March 25, 2019, the Company and Nia entered into amendments to the Nia Agreement (the “Amendments”).  Under the Amendments,  Nia has agreed to defer the right to designate a Second Director, provided that the Company agrees to use commercially reasonable efforts to appoint the Second Director to the Board at a later date through one of the following methods at the Company’s sole discretion: (i) the Board nominates the Second Director to serve as a Class II director at the Company’s 2020 Annual Stockholder Meeting; (ii) the Company seeks stockholder approval at the Company’s 2020 Annual Stockholder Meeting to amend its Second Amended and Restated Certificate of Incorporation to expand the size of the Board to ten (10) directors and at a mutually agreeable time thereafter appoints the Second Director to serve on the Board as a Class III director; or (iii) to the extent there is an open vacancy on the Board at or prior to the Company’s 2020 Annual Stockholder Meeting, the Board shall appoint the Second Director to serve on the Board and fill such vacancy.  On October 3, 2019, in connection with the Nia Agreement, as amended, and upon its own review and consideration of Mr. Barnes’ qualifications and independence, the Board agreed to appoint Mr. Barnes as a Class II director of the Company in accordance with the Nia Agreement, as amended by the Amendments.

Letter Agreement with Khazani

On May 31, 2018, the Company entered into a Letter Agreement (the “Letter”) with Mina Khazani (“Ms. Khazani”) and the Mina Khazani Living Trust Date May 30, 2007 (the “Khazani Trust” and together with Ms. Khazani, “Khazani”).  Under the Letter, Khazani has agreed that during the Nia Voting Period set forth in the Nia Agreement described above, at each annual or special meeting of the Company’s stockholders, Khazani has agreed to vote all shares of the Company’s capital stock beneficially owned by Khazani (the “Khazani Shares”) on each director nominee or other matter presented for a vote which has been recommended by the Board.  In connection with the foregoing obligation, Khazani has also granted the Company an irrevocable proxy with respect to the Khazani Shares during the Nia Voting Period.

Board Candidate Agreement with Kanen

On January 18, 2019, the Company entered into a Board Candidate Agreement (the “Kanen Agreement”) with David Kanen (“Mr. Kanen”), Kanen Wealth Management LLC, and Philotimo Fund, LP (collectively with its affiliates, “Kanen”).

Under the Kanen Agreement, the Company appointed Mr. Kanen to the Board as a Class II Director, effective January 18, 2019.  If at any point in time Kanen fails to beneficially own more than 5% of the Company’s outstanding voting capital stock or Kanen breaches any provision of the Kanen Agreement (each, a “Termination Event”), Mr. Kanen shall promptly resign from the Board upon request.  In addition, in the event Mr. Kanen resigns or otherwise ceases to serve as a director, other than due to a Termination Event, prior to the expiration of the Kanen Voting Period (as defined below), the Company and Mr. Kanen agree to work collaboratively to appoint a mutually agreeable replacement candidate.

Additionally, at each annual or special meeting of the Company’s stockholders, Kanen has agreed to vote all shares of the Company’s capital stock beneficially owned by Kanen (the “Kanen Shares”) on each director nominee or other matter presented for a vote which has been recommended by the Board except any matter that would result in a change in control transaction (the “Voting Obligation”).   Kanen has also agreed not to provide assistance with any vote to be taken by the Company’s stockholders that has not been formally recommended by the Board provided Kanen is not restricted from taking any action in connection with a publicly announced change of control transaction that is not supported by Mr. Kanen (the “Standstill Obligation” and together with the Voting Obligation, the “Kanen Obligations”).  Pursuant to the Kanen Agreement, the Kanen Obligations begin on the date of the Kanen Agreement and shall end on the earliest to occur of (i) the date that the Company notifies  Mr. Kanen in writing that it does not intend to re-nominate Mr. Kanen as a director at its 2020 Annual Meeting of Stockholders or such subsequent annual meeting at which Mr. Kanen would be up for re-election; (ii) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the Company’s 2021 Annual Stockholder Meeting (but only in the event that the Mr. Kanen has tendered his resignation on or before such date), or (iii) the date of the Company’s 2021 Annual Stockholder Meeting (such period, the “Kanen Voting Period”).  In connection with the Kanen Obligations, Kanen has also granted the Company an irrevocable proxy with respect to the Kanen Shares during the Kanen Voting Period.  The terms of the Kanen Agreement also contain a mutual non-disparagement provision.

Stockholder Communications to the Board

Our Board of Directors has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary at 2050 W. 190th Street, Suite 400, Torrance, California 90504. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and substantive corporate or Board matters. Communications that are of a commercial or frivolous nature, or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board.

Policy on Stock Hedging

All directors and executive officers are prohibited from engaging in short-term or speculative transactions involving our securities, such as publicly traded options, short sales, puts and calls, and hedging transactions, without Board approval.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (“RSM”) has audited our consolidated financial statements since 2015. The Audit Committee has appointed RSM to continue in this capacity for the fiscal year ending January 2, 2021 (“fiscal 2020”). We are asking our stockholders to ratify the appointment by the Audit Committee of RSM as our independent registered public accounting firm to audit our consolidated financial statements for fiscal 2020 and to perform other appropriate services. Stockholder ratification of the appointment of RSM as our independent registered public accounting firm is not required by our bylaws or otherwise. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time if the committee feels that such a change would be in our best interests and in the best interests of our stockholders.

A representative of RSM is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of our common stock and Series A Convertible Preferred present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to ratify the appointment of RSM as our independent registered public accounting firm for fiscal 2020.

Recommendation of Our Board of Directors

Our Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for fiscal 2020.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees

The following table sets forth the fees billed to us for fiscal 2019 and fiscal 2018 by RSM:

	Fiscal 2019	Fiscal 2018
Audit Fees	$457,375	$511,487
Audit Related Fees	—	28,030
Tax Fees	—	—
All Other Fees	—	—
Total	$457,375	$539,517

Audit Fees. Audit fees consisted of fees billed by RSM for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements.

Audit Related Fees. Audit related fees for fiscal 2018 consisted of fees billed by RSM for professional services rendered in connection with reviews of registration statements and other accounting consultations not qualifying under audit fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

All engagements for services by RSM are subject to prior approval by the Audit Committee pursuant to the pre-approval policy set forth in the charter of the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee may also delegate to one or more designated members of the Audit Committee the authority to grant such preapprovals, provided that the decision of any member to whom authority is so delegated shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by RSM for fiscal 2019 and fiscal 2018.

AUDIT COMMITTEE REPORT*

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 28, 2019 included in the Company’s Annual Report on Form 10‑K for that year.

In carrying out its responsibilities under the Audit Committee Charter, which is available by accessing the investor relations section of our website at http://investor.usautoparts.net, the Audit Committee, among other things, supervises the relationship between the Company and its independent auditors, including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, pre-approving audit engagement fees and non-audit services and evaluating their independence. The Audit Committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include (i) auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and (ii) auditing the financial statements and expressing an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting.

The Audit Committee met seven times during fiscal year 2019. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include sessions with the Company’s independent auditor and management present and regular sessions without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with management and the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended December 28, 2019. The Audit Committee discussed with the independent auditors such matters as are required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees), relating to the conduct of the audit the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also discussed the independence of the auditors from the Company and its management, including the matters in the written disclosures the Audit Committee received from the independent auditor as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the auditor’s independence.

Based on its review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 28, 2019, for filing with the SEC. The Audit Committee has also selected RSM as the Company’s independent auditors for fiscal year 2020.

Submitted by the Audit Committee
of the Board of Directors:
Jay Greyson, Chairman
Warren B. Phelps III
Joshua L. Berman

*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and without regard to any general incorporation language therein.

PROPOSAL THREE:

ADVISORY RESOLUTION ON THE COMPANY’S EXECUTIVE COMPENSATION

As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, our stockholders are enabled to approve an advisory resolution on our executive compensation as reported in this Proxy Statement. The Compensation Committee has structured the Company’s executive compensation program to achieve the following key objectives:

•	attract, retain and motivate top quality executives;
•	create economic incentives which are directly linked to the Company’s financial performance and stockholder value; and
•	link the interests of our executives with the creation of stockholder value.

Our executive compensation program has a number of features designed to promote these objectives, including a base salary sufficient to ensure that the executive is not motivated to take on undue risk, bonus compensation awarded upon the Company successfully achieving certain EBITDA thresholds and denominated in equity rather than cash, and long-term equity awards designed to align the interests of our executives with those of our stockholders.

We urge you to read the “Executive Compensation and Other Information” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Executive Compensation and Other Information” section are effective in achieving the Company’s goals and that the compensation of its named executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation and Other Information, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating the Company’s executive compensation program.

Our current policy is to provide our stockholders with a say-on-pay resolution every three years. The next advisory vote on the compensation of our named executive officers will occur at the 2023 annual meeting of stockholders.

Stockholder Approval

Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock and Series A Convertible Preferred present or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

Recommendation of our Board of Directors

Our Board of Directors recommends that the stockholders vote “FOR” the above “Say on Pay” Proposal

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The table below sets forth certain information regarding our current executive officers.

Name	Age	Current Position(s)
Lev Peker (1)	38	Chief Executive Officer
David Meniane (2)	37	Chief Operating and Financial Officer
Houman Akhavan (3)	42	Chief Marketing Officer
Sanjiv Gomes (4)	48	Chief Technology Officer
Alfredo Gomez (5)	47	VP, General Counsel

(1)	Mr. Peker joined the Company on January 2, 2019
(2)	Mr. Meniane joined the Company on March 15, 2019
(3)	Mr. Akhavan joined the Company on February 11, 2019
(4)	Mr. Gomes was promoted to Chief Technology Officer on June 17, 2019
(5)	Mr. Gomez joined the Company on March 25, 2019

The following is certain biographical information describing the business experience of each of our executive officers who is not a director. The biography of Mr. Peker appears earlier in this proxy statement. See “Information about our Directors and Nominees.”

David Meniane has served as our Chief Operating and Financial Officer since March 2019.  He previously served as Executive Vice President of L.A. Libations, a start-up accelerator for consumer packaged goods companies in North America, from August 2016 to March 2019, and as Chief Executive Officer of Victoria’s Kitchen, a specialty beverage company, from October 2011 through its acquisition by Hispanica International, Inc. in October 2017. Prior to that, he served as Chief Financial Officer of Aflalo & Harkham Investments, a commercial real estate investment partnership.  Mr. Meniane holds a bachelor’s degree in accounting and a master’s degree in taxation from the University of Southern California and is a certified C.P.A.

Houman Akhavan has served as our Chief Marketing Officer since February 2019 and previously served as our VP, Marketing from January 2006 to December 2014.  He also previously served as a consultant to U.S. Auto Parts from August 2004 to December 2005, providing advice and guidance on marketing strategy and website optimization.  Prior to serving as Chief Marketing Officer of U.S. Auto Parts, Mr. Akhavan served as the CEO of Growth Rocket, a marketing consulting firm from January 2015 to February 2019.  From February 2000 to July 2004, Mr. Akhavan also served as a co-founder and Chief Strategy Officer of Edigitalweb, Inc., an online marketing and software development firm which was responsible for the launch of U.S. Auto Parts’ online presence.

Sanjiv Gomes has served as our Chief Technology Officer since June 2019 and as our Interim Chief Technology Officer since January 2019 and previously served as our Director of Enterprise Architecture from November 2016 to January 2019 and our Director of Supply Chain Application Development from August 2007 to November 2016.  He also previously served as Director of IT Solutions at Grand Capital from August 2003 to May 2007. Mr. Gomes holds a Bachelor of Computer Engineering from Goa University, India.

Alfredo Gomez has served as our VP, General Counsel since March 2019.  He previously served as Senior Vice President, General Counsel, and Corporate Secretary of Guidance Software (Nasdaq: GUID), a global provider of forensic security solutions, from October 2015 to September 2017.  Prior to that time, Mr. Gomez served as General Counsel at EMCORE Corporation (Nasdaq: EMKR) from May 2010 to February 2015 and Deputy General Counsel at Hanmi Bank (Nasdaq: HAFC) from April 2015 to October 2015. In these positions, he directed and executed on legal strategies in the areas of contracts, litigation, employment, compliance, governance, and securities. Mr. Gomez has also held legal positions at j2 Global Communications Inc. (Nasdaq: JCOM), Western Digital Corporation (NYSE: WDC), and Stradling Yocca Carlson & Rauth, P.C. He earned his J.D., cum laude, from the Georgetown University Law Center and a bachelor’s degree in economics from Stanford University.

Our executive officers are elected by our Board of Directors and serve at the discretion of our Board until their successors have been duly elected and qualified or until their earlier resignation or removal.

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation earned or awarded during the fiscal year ended December 28, 2019 by our named executive officers (“NEOs”).  All of our NEOs joined the Company during our 2019 fiscal year and therefore no compensation information is presented for our 2018 fiscal year.

Name and Principal Position	Fiscal Year	Salary($)	Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($)(3)[1]	All Other Compensation ($)(4)	Total($)
Lev Peker Chief Executive Officer	2019	425,000	300,000	425,000	535,700	185,353	1,871,053
David Meniane Chief Operating and Financial Officer	2019	263,846	150,000	166,730	271,550	49,168	901,294
Houman Akhavan Chief Marketing Officer	2019	253,846		132,280	206,430	35,600	628,216

(1)

Amounts reported for 2019 reflect signing bonuses paid to Messrs. Peker and Meniane in connection with their commencement of employment.  These bonuses are subject to repayment if the executive voluntarily resigns from his employment prior to the first anniversary of his start date.

(2)

The amounts shown represent the aggregate grant date fair value of performance-based restricted stock unit awards (“PRSUs”) as computed in accordance with FASB ASC Topic 718. Fair value is calculated using the closing price on the grant date as if these awards were vested and issued on the grant date. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 7 to the Consolidated Financial Statements - Stockholders Equity and Share-based Compensation” in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 28, 2019.

(3)

The amounts shown represent the aggregate grant date fair value of option awards as computed in accordance with FASB ASC Topic 718.  For valuation assumptions, see our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 7 to the Consolidated Financial Statements - Stockholders Equity and Share-based Compensation” in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 28, 2019.

(4)	The table below shows the components of “All Other Compensation” for the NEOs:

Name	Auto Allowance	Relocation	401(k), Employer Match	Deferred Compensation, Employer Portion	Health Insurance Premiums and Expenses	Life Insurance Premiums	Total
Lev Peker	12,000	135,163	9,500	4,054	23,028	1,608	185,353
David Meniane	9,500		7,269	2,653	15,608	1,224	36,254
Houman Akhavan	11,000		7,269	2,423	13,664	1,304	35,660

Narrative Disclosure to Summary Compensation Table

The primary components of our executive compensation program generally include (a) base salaries; (b) annual bonuses in the form of performance based restricted stock; (c) annual equity grants; and (d) in certain cases, other long-term equity incentive opportunities. Executives also participate in employee benefit programs available to the broader employee population such as our 401(k) plan and health insurance and are entitled to severance protection benefits, and this year we paid sign-on bonuses to two of our NEOs in order to attract them to the Company. Our executive compensation program is intended to provide executives with overall levels of compensation that are competitive within the e-commerce industry, as well as within a broader spectrum of companies with comparable revenues and market capitalizations.

Decisions regarding executive compensation are the responsibility of our Compensation Committee, in consultation from time to time with the Board of Directors, management and compensation consultants. In 2019, as part of the Compensation Committee’s annual evaluation of executive compensation, the Compensation Committee engaged Compensia to ensure that the Company remained competitive in attracting and retaining talented executives. Other than its work for the Compensation Committee, Compensia has not performed any other services for us, and the Compensation Committee has determined that the work performed by Compensia has not raised any conflict of interest. The Compensation Committee utilized data from the group of peer companies listed below to assist in making compensation decisions for the NEOs, all of whom started employment with the Company in 2019. This peer group was recommended by Compensia and approved by the Compensation Committee and consisted of technology companies with an internet or applications software focus that we believe are of a similar size to us utilizing trailing twelve month revenues, market capitalization and employee headcount.

• EVINE Live • America’s Car-Mart • VOXX International • Motocar Parts of America • QuinStreet • Synchronoss Technologies • Internap • PetMed Express • Liquidity Services	• Limelight Networks • DHI Group • Rosetta Stone • Brightcove • Synacor • Leaf Group Ltd • AutoWeb • Travelzoo • Telenav

Compensia’s report for fiscal 2019 noted that both base salaries and total compensation for our NEOs generally approximated or fell below the 25th percentile for our designated peer group.

Annual Base Salaries

Base salaries for NEOs are set with regard to the individual’s position within the Company and the individual’s current and sustained performance results and, in the case of our NEOs for 2019, at levels that would allow us to successfully attract them to the Company. Base salary levels, and any increases or decreases to those levels for each executive, are reviewed annually by the Compensation Committee, and may be adjusted based on factors such as the overall performance of the Company, new roles and/or responsibilities assumed by the executive, the performance of the executive’s area of responsibility, the executive’s significant impact on strategic goals, the length of service with the Company, or revisions to the Company’s compensation philosophy. The 2019 annualized base salary rates for each of the NEOs, reflected below, fell at or below the 25th percentile compared to our peer group for 2019.

NAME AND TITLE	2019 BASE SALARY
Lev Peker, Chief Executive Officer	$425,000
David Meniane, Chief Operating and Financial Officer	$360,000
Houman Akhavan, Chief Marketing Officer	$300,000

Annual Incentive Bonuses

Our executives are eligible to earn annual incentive bonus compensation under our incentive bonus plan that ties the level of achievement of Company annual financial performance goals to the amount of annual incentive compensation that we pay to each of our executives.  Our annual incentive payouts are also denominated in equity rather than cash. Our 2019 Bonus Plan for executive officers is designed to drive toward achievement of our annual objectives and reward individual performance in connection with achievement of those shorter-term objectives, while at the same time linking executives’ interests with the creation of stockholder value. Each NEO has a target bonus opportunity expressed as a percentage of his base salary as in effect at the end of the fiscal year.

For 2019, incentive bonuses were established based upon Adjusted EBITDA goals, so as to encourage the executives to maximize the performance of the business, and in turn, increase stockholder value.  We define Adjusted EBITDA, a non-GAAP measure, as net income (loss) before net interest expense, income tax provision, depreciation and amortization expense and amortization of intangible assets, plus share-based compensation expense, and excluding any costs or proceeds associated with our customs issue, and executive transition costs.  A reconciliation of Adjusted EBITDA to net income (loss) is provided in our Annual Report on Form 10‑K.  Incentive bonuses are established, adjusted and given final approval by the Compensation Committee, which has full discretion as to whether or not to award a given bonus.

Target incentive bonuses for our executive officers were granted in the form of PRSUs in lieu of target cash bonus eligibility representing each executive’s target bonus for fiscal 2019 as follows:

NAME AND TITLE	TARGET BONUS (% OF BASE SALARY)	# of TARGET PRSUs (#)
Lev Peker, Chief Executive Officer	100%	433,673
David Meniane, Chief Operating and Financial Officer	60%	170,133(1)
Houman Akhavan, Chief Marketing Officer	50%	134,980(1)

(1)	Pro-rated to account for the percentage of 2019 the NEO was employed by the Company

Under our 2019 Bonus Plan 70% of the target bonus for executive officers is based on adjusted EBITDA goals, and 30% is based on certain non-financial corporate objectives.  In 2019, based on achievement relative to adjusted EBITDA, and each NEO’s individual performance, our NEOs received bonuses as set forth under the column “Stock Awards” in the “Summary Compensation Table” above.

The PRSUs were used to better align the compensation of the executive officers with stock performance.  The Company’s target Adjusted EBITDA goal for an executive to receive a full payout of the portion of the PRSU award tied to EBITDA performance was $4 million for fiscal 2019 with a minimum performance threshold of $2 million for vesting to commence.  The actual number of PRSUs earned by the NEOs is assessed on a linear basis by the Compensation Committee based on the degree to which the Company achieved its Adjusted EBITDA goal for 2019.  Each PRSU earned is settled in one share of the Company’s common stock.

The maximum bonus payable to each executive officer under the 2019 Bonus Plan based on Adjusted EBITDA performance and each executive’s achievement of individual performance goals is equal to 200% of the executive’s target bonus opportunity. The Compensation Committee determined to cap bonus payouts for outperformance at 200% of the target bonus amount to limit our executives’ maximum bonus potential. On March 10, 2020, the Company’s Board of Directors certified performance under the 2019 Bonus Plan at 169% and vested and released the above-mentioned target PRSUs and respectively issued Messrs. Peker, Meniane and Akhavan an additional 109,831, 43,088 and 34,185 shares of common stock in lieu of cash under the Company’s annual incentive bonus plan.

Long-Term Equity Compensation

Our Chief Executive Officer, together with the Chair of our Compensation Committee, makes recommendations on equity awards to the Compensation Committee (with the Chief Executive Officer recusing himself with respect to his own equity awards) which recommendations are made by the Chairman of our Compensation Committee.  Following such recommendations, the Compensation Committee considers the proposed grants.  We believe that long-term performance of the Company is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of equity-based awards, and have established equity incentive plans to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders. Our long-term equity incentive compensation has historically been awarded in the form of options to acquire shares of our common stock, because we believe that stock options offer our employees the opportunity to earn a more significant portion of equity than would other equity award instruments and, therefore, provide the greatest incentive for our management to drive toward increasing the value of our business. From time to time the Compensation Committee also considers other forms of equity awards, such as time-based and performance vesting restricted stock or restricted stock units, and performance vesting stock options. However, in fiscal 2019, other than the 2019 Bonus Plan discussed above, we granted only stock options to our NEOs.

An executive officer typically receives a significant stock option grant in the year he or she commences employment at the first Compensation Committee meeting following the executive’s date of hire, which vest as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting in 36 equal monthly installments thereafter, subject in each case to such executive’s continued service through such date. For fiscal 2019, the Company awarded the following new hire grants to executives: Mr. Peker, 1,000,000; Mr. Meniane, 500,000; Mr. Akhavan, 350,000.

These options may vest on an accelerated basis if we undergo a change of control or upon certain terminations of employment with us, as further described in the section titled

“Employment Agreements and Potential Payments upon Termination or Change of Control ” below.

Other Compensation

Our executive officers are eligible to receive the same benefits, including non-cash group life and health benefits, as well as a Company match of 50% of contributions to the Company’s 401(k) up to 6% of salary, that are available to all employees. We also maintain a deferred compensation plan for employees of the Company earning greater than $134,000 annually, in which such employees are eligible to participate and for which the Company matches 50% of contributions up to 2% of annual base salary.  We also provide reimbursement for life insurance premiums to our NEOs and some of our other key executives.  Certain additional benefits are also provided to some of our executives from time to time, such as a car allowance and payment of health insurance and life insurance premiums, or relocation assistance, each on a case-by-case basis.

Good Governance and Best Practices

In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, (i) the Compensation Committee is comprised solely of independent directors, and (ii) the Compensation Committee retained an independent compensation consultant to provide it with advice on matters related to executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in our SEC filings.

The Company provides competitive pay opportunities that we believe reflect best practices. The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, the Company:

•	Does not provide supplemental retirement benefits to the NEOs;
•	Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;
•	Has not engaged in the practice of re-pricing/exchanging stock options;
•	Does not provide for any "modified single trigger" severance payments to any NEO;
•	Does not provide any tax gross-up payments in connection with any Company compensation programs to any NEO;

•	Maintains an equity compensation program that has a long-term focus, including equity awards that generally vest over a period of four years; and
•

Does not permit our directors or employees to engage in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions with respect to our securities.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the NEOs as of December 28, 2019. Except as otherwise indicated below, each option award was granted under the 2016 Equity Incentive Plan and vests as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting in 36 equal monthly installments thereafter, subject in each case to such executive’s continued service through such date.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards; Number of unearned shares of stock that have not vested (#)(2)	Equity Incentive Plan Awards; Market or payout value of unearned shares of stock that have not vested ($)(1)
Lev Peker	1/02/2019	—	1,000,000	0.97	1/01/2029	—	—
	5/22/2019	—	—	—	—	433,673	919,387
David Meniane	3/15/2019	—	500,000	1.00	1/01/2029	—	—
	5/22/2019	—	—	—	—	170,133	360,682
Houman Akhavan	2/11/2019	—	350,000	1.08	2/10/2029	—	—
	5/22/2019	—	—	—	—	134,980	286,158

(1)

The market value of the unvested restricted stock awards is calculated by multiplying the number of units by the closing price of our common stock at December 28, 2019 (the last trading day of the fiscal year), which was $2.12.

(2)

This restricted stock unit award represents the PRSUs granted by the Company as part of the NEO’s 2019 annual incentive bonus.  The PRSUs are shown at the target performance level.  Please see the description of the PRSU awards above for a discussion of the vesting terms applicable to the PRSUs.

Additional Narrative Disclosure

Equity Compensation Plans

We currently have outstanding equity awards that were granted under two equity compensation plans, the 2007 Omnibus Incentive Plan and the 2016 Equity Incentive Plan.

2007 Omnibus Incentive Plan

We adopted the 2007 Omnibus Incentive Plan (the “2007 Omnibus Plan”) in January 2007, which became effective on February 8, 2007, the effective date of the registration statement filed in connection with our initial public offering. Options granted under the 2007 Omnibus Plan generally expire no later than ten years from the date of grant and generally vest over a period of four years. The exercise prices of all option grants are equal to 100% of the fair market value on the date of grant. No further shares are available for future grants under the 2007 Omnibus Plan following the Company’s adoption of the 2016 Equity Incentive Plan (the “2016 Incentive Plan”).  As of March 25, 2020, 0 restricted stock units were outstanding under the 2007 Omnibus Plan and options to purchase 1,319,366 shares of our common stock were outstanding under the 2007 Omnibus Plan at a weighted average exercise price of $2.57 per share.

2016 Equity Incentive Plan

Our 2016 Incentive Plan was adopted by our Board of Directors in March 2016 and approved by our stockholders in May 2016.  Subject to adjustment for certain changes in the Company’s capitalization, the aggregate number of shares of the Company’s common stock that may be issued under the 2016 Incentive Plan will not exceed the sum of (i) two million five hundred thousand (2,500,000) new shares, (ii) the number of unallocated shares remaining available for the grant of new awards under the Company’s prior equity plans described above (the “Prior Equity Plans”) as of the effective date of the 2016 Plan (which was equal to 3,894,000 shares as of May 31, 2016) and (iii) any shares subject to a stock award under the Prior Equity Plans that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued, that are not issued because such stock award is settled in cash, that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or that are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award.  In addition, the share reserve will automatically increase on January 1st of each year, for a period of nine years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to one million five hundred thousand (1,500,00) shares per year; however the Board of Directors of the Company may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant the automatic increase.

Options granted under the 2016 Incentive Plan generally expire no later than ten years from the date of grant and generally vest over a period of four years. The exercise prices of all option grants are equal to 100% of the fair market value on the date of grant. The 2016 Incentive Plan allows for the grant of options to purchase common stock to non-employee directors.  During 2019, we granted an aggregate of 1,984,213 restricted stock units (including 1,668,818 PRSUs) and 4,460,000 options to purchase share of common stock under the 2016 Equity Incentive Plan, which reduced the shares of common stock reserved for future issuance under the 2016 Incentive Plan.  As of March 25, 2020, 3,214,683 restricted stock units (including 3,006,941 PRSUs) were outstanding under the 2016 Equity Incentive Plan and options to purchase 6,859,163 shares of our common stock were outstanding under the 2016 Equity Incentive Plan at a weighted average exercise price of $1.64 per share.  As of March 25, 2020, 1,940,424 shares of our common stock are reserved for future issuance under the 2016 Equity Incentive Plan.

Employment Agreements and Potential Payments upon Termination or Change of Control

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our NEOs.  Certain of the key terms of these employment agreements are described below:

Employment Agreement with Mr. Peker

Mr. Peker entered into an Employment Agreement with the Company (the “Peker Employment Agreement”) governing his services as Chief Executive Officer.  Pursuant to the terms of the Peker Employment Agreement, Mr. Peker receives an initial annual base salary of $425,000, subject to annual performance review, and also received a lump sum signing bonus of $300,000.  The bonus must be repaid to the Company by Mr. Peker in the event his employment with the Company is terminated for cause or if he voluntarily resigns from the Company prior to January 2, 2020. Mr. Peker is eligible to receive an annual target incentive bonus of up to 100% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock.  While Mr. Peker will be employed on an at-will basis, the Peker Employment Agreement provides that in the event of his termination for any reason other than for cause or other than as a result of his own voluntary resignation without good reason, Mr. Peker will be entitled to severance payments equal to one year’s base salary (payable over one year in accordance with the Company’s regular pay practices), plus a pro-rated portion of his annual performance bonus for the year in which he was terminated, and reimbursement for the cost of COBRA coverage for a period of up to twelve months following his termination of employment.  The Peker Employment Agreement also provides certain benefits to Mr. Peker in order to assist with his relocation to Southern California.

In connection with the Peker Employment Agreement, Mr. Peker was granted options under the Company’s 2016 Equity Incentive Plan, to purchase up to an aggregate of 1,000,000 shares of the Company’s common stock, 25% of which will vest on the first anniversary of the grant date, and the remainder of which will vest in equal monthly installments thereafter over three years, subject to Mr. Peker’s continued service to the Company through such dates and the terms of the Peker Employment Agreement. The exercise price for the options was $0.97, the closing sales price of the Company’s common stock as reported by NASDAQ on the date of grant of the options.

Employment Agreement with Mr. Meniane

Mr. Meniane entered into an Employment Agreement with the Company (the “Meniane Employment Agreement”) to serve as Chief Operating Officer and Chief Financial Officer, pursuant to which Mr. Meniane receives an annual base salary of $350,000, subject to an annual performance review and also received a lump sum signing bonus of $150,000 payable within thirty days of his start date.  The bonus must be repaid to the Company by Mr. Meniane in the event his employment with the Company is terminated for cause or if he voluntarily resigns from the Company prior to March 15, 2020. Mr. Meniane is also eligible to receive an annual target incentive bonus of up to 60% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Meniane is employed on an at-will basis, the Meniane Employment Agreement provides that in the event of his termination for any reason (other than for cause), Mr. Meniane will be entitled to severance payments equal to six months’ base salary (payable in accordance with the Company’s regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to six months following his termination of employment.

In connection with the Meniane Employment Agreement, Mr. Meniane was granted a stock option to purchase 500,000 shares of the Company’s common stock (the “Option”) pursuant to our 2016 Equity Incentive Plan. The exercise price for the Option was $1.00, the closing sales price of the Company’s common stock as reported by NASDAQ on the date of grant. The Option vests over a four year period, with 25% vesting and becoming exercisable on the first year anniversary of the grant date, and the remainder of which vests and becomes exercisable in 36 equal monthly installments thereafter, subject to Mr. Meniane’s continued service with the Company through such vesting dates.

Employment Agreement with Mr. Akhavan

Mr. Akhavan entered into an Employment Agreement with the Company (the “Akhavan Employment Agreement”) to serve as Chief Marketing Officer, pursuant to which Mr. Akhavan receives an annual base salary of $300,000, subject to an annual performance review. Mr. Akhavan is also eligible to receive an annual target incentive bonus of up to 50% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Akhavan is employed on an at-will basis, the Akhavan Employment Agreement provides that in the event of his termination for any reason (other than for cause), Mr. Akhavan will be entitled to severance payments equal to six months’ base salary (payable in accordance with the Company’s regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to six months following his termination of employment.

In connection with the Akhavan Employment Agreement, Mr. Akhavan was granted a stock option to purchase 350,000 shares of the Company’s common stock (the “Option”) pursuant to our 2016 Equity Incentive Plan. The exercise price for the Option was $1.08, the closing sales price of the Company’s common stock as reported by NASDAQ on the date of grant. The Option vests over a four year period, with 25% vesting and becoming exercisable on the first year anniversary of the grant date, and the remainder of which vests and becomes exercisable in 36 equal monthly installments thereafter, subject to Mr. Akhavan’s continued service with the Company through such vesting dates.

Severance and Change of Control Terms of Equity Awards

•

Upon an executive officer’s termination or resignation for any reason, all stock options granted to such officer that are outstanding on the date of such termination or resignation shall remain exercisable until the earlier of (i) the expiration date set forth in the applicable stock option agreement or (ii) the expiration of one year measured from the date of such termination or resignation;

•

In the event a NEO’s employment is terminated by the Company without cause or such executive officer resigns for good reason within three months before, and ending twelve months following, a change in control, the vesting of all equity compensation awards, including all stock option awards, that are outstanding as of the date of such termination or resignation, shall accelerate in full (except with respect to any restricted stock units granted to such executive officer).

•

In addition, the Company has granted PRSU awards to its NEOs, pursuant to which the unvested portion of such awards accelerate in full in the event such executive officer’s employment is terminated by the Company without cause or such executive officer resigns for good reason at any time.

Policies Relating to Our Common Stock

Insider Trading Policy

Our insider trading policy prohibits all directors, employees and their family members from purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also contains anti-hedging and pledging prohibitions, which among other things, prohibit directors and employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e. puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by executive officers and directors to be pre-cleared by appropriate Company personnel.

Stock Ownership Policy

To further align the long-term interests of our executive officers with those of our stockholders, our stock ownership guidelines require executive officers and non-employee directors to maintain significant direct ownership in our common stock. In particular, our Executive Officer Stock Ownership Policy (“Stock Ownership Policy”) mandates that our executive officers own shares of our common stock having an aggregate value at least equal to 100% of the officer’s annual base salary (600% in the case of our CEO, and 300% in the case of our CFO/COO). Newly-hired or promoted executive officers are required to comply within three years following his or her hire or promotion date. The Stock Ownership Policy also requires that the Company’s CEO and CFO maintain a minimum retention ratio of at least one half of their Company common stock and option holdings until they meet the stock ownership guidelines and a minimum retention ratio of at least two-thirds of all vested restricted stock (net of shares withheld for or used to pay taxes) for a period of at least 36 months following the date such restricted stock vests.

Each executive officer and non-employee director remains subject to the Stock Ownership Policy as long as he or she continues to be employed by us or serves on the Board, respectively. Exceptions may be made in extraordinary circumstances such as personal hardship. We measure ongoing compliance with the Stock Ownership Policy annually, as of the date of our annual meeting of stockholders (“Determination Date”), and value the shares held based on the higher of: (i) the price they were acquired or (ii) market value, with market value determined as the closing price of our common stock on the Determination Date. To calculate stock ownership, shares underlying unexercised stock options are not included, while 65% of unvested restricted stock awards (estimating net after tax shares assuming a 35% tax rate) are included.

Executive Compensation Clawback Policy

We adopted an Executive Compensation Clawback Policy pursuant to which executive officers will be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated and such executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement (a “Material Financial Restatement”). Under the Executive Compensation Clawback Policy, the Company can require reimbursement of all or a portion of any bonus, incentive payment, equity-based compensation (including performance-vesting restricted stock awards, time-vesting restricted stock awards and stock options), or other compensation to the extent that it is paid, earned or vests less than three years prior to the date we publicly disclose the need for the applicable Material Financial Restatement.

We believe the Executive Compensation Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides the opportunity for recoupment in the event that an executive officer took actions that, in hindsight, should not have been rewarded. To the extent that final rules are adopted under the Dodd-Frank act that require additional clawback provisions to apply to the compensation of our executive officers, we will amend the policy accordingly.

Director Compensation

The compensation and benefits for service as a member of the Board of Directors are determined by our Board of Directors. Directors employed by us or one of our subsidiaries are not compensated for service on the Board or on any committee of the Board; however, we reimburse each of our directors for any out-of-pocket expenses in connection with attending meetings of our Board of Directors and committees of the Board of Directors. Each of our non-employee directors, other than Mr. Kanen, Mr. Khazani and Mr. Nia, are entitled to a fee of $30,000 per year for his or her service as a director. Members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each receive an additional $7,500, $5,000 and $2,500, respectively, per year for his or her service on such committee. The chairpersons of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each receive an additional $25,000, $14,500, $5,000, and $5,000, respectively, per year for his or her service as chairperson for such committee.

In addition, on the date of each annual stockholders meeting, each person who has served as an independent member of the Board of Directors for at least six months before the date of the stockholder meeting will be granted $50,000 of restricted stock units based on the closing stock price on the grant date and our Chairman of the Board (provided such Chairman has served as an independent member of the Board of Directors and Chairman for at least six months before the date of the stockholder meeting) will be granted an additional $25,000 of restricted stock units based on the closing price on the grant date. These restricted stock units vest in full at the following annual stockholder meeting, subject to the director’s continuing service on our Board of Directors. These restricted stock units will also immediately vest in full upon a change in control of the Company. The restricted stock units are granted under our 2016 Equity Incentive Plan.

Director Stock Ownership Guidelines and Director Payment Election Plan

In July 2018, in an effort to further align directors’ interests with those of shareholders and implementing best practices in corporate governance, the Company updated its stock ownership guidelines for director share ownership. The stock ownership guidelines require directors to own and maintain a minimum of $100,000 of our common stock. Each director has four years from the implementation of this policy in 2018 or four years after a non-employee director’s appointment to the Board of Directors (whichever is later) to satisfy this requirement.  To avoid fluctuating ownership requirements, once our directors have achieved the ownership guidelines, they will be considered to have satisfied the requirements as long as the shares used to meet the underlying requirements are retained.

In July 2011, the Board of Directors approved the Director Payment Election Plan which provides the directors with a convenient mechanism to acquire stock to comply with the director stock ownership guidelines. Each year the Director Payment Election Plan allows for a director to elect, beginning on the first day of the open trading window following the annual meeting of the Company’s stockholders and ending on the last day of such open trading window, to receive, in lieu of cash, all or a specified percentage of all fees to be earned for serving on the Board of Directors in shares of the Company’s common stock. The election shall be irrevocable for each applicable year. The Company will issue to each director who has elected to receive common stock, on the date fees become payable on a quarterly basis during the applicable year in accordance with the Company’s normal payment practices, a number of shares of common stock equal to (i) the cash value of any fees otherwise payable to the director, divided by (ii) the closing sales price for the common stock on the applicable payment date. If the calculation would result in the issuance of any fractional share, the Company will, in lieu of issuing any fractional share, pay cash equal to the fraction multiplied by the closing sales price on the applicable payment date.

The following table sets forth a summary of the compensation earned in fiscal year 2019 by each person who served as a non-employee director during such year, who is not a NEO.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
Warren B. Phelps III	$70,000	$75,000	$—	145,000
Jim Barnes	7,170	—	—	7,170
Joshua L. Berman	45,476	50,000	—	95,476
Jay K. Greyson	58,488	50,000	—	108,488
Barbara Palmer	15,290	—	—	15,290
Bradley E. Wilson	15,290	—	—	15,290
Sol Khazani	—	—	—	—
Mehran Nia	—	—	334,980	334,980

(1)

Stock options and restricted stock units were granted pursuant to our 2016 Equity Incentive Plan. The amounts shown represent the aggregate grant date fair value of such option and restricted stock unit awards as computed in accordance with FASB ASC Topic 718. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 7 to the Consolidated Financial Statements - Stockholders Equity and Share-based Compensation” in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 28, 2019.

(2)

As of December 28, 2019, Mr. Berman held 52,077 restricted stock units and 170,000 options outstanding, Mr. Phelps held 77,588 restricted stock units and 170,000 options outstanding, Mr. Wilson held 0 restricted stock units and 45,000 options outstanding, Ms. Palmer held 0 restricted stock units and 45,000 options outstanding,  Mr. Greyson held 52,077 restricted stock units and 115,000 options outstanding, Mr. Nia held 0 restricted stock units and 600,000 options outstanding. Mr. Nia’s stock options were granted in accordance with the Consulting Agreement discussed below under “Related Party Transactions”. Messrs. Barnes, Kanen and Khazani did not hold any restricted stock unit awards or options as of December 28, 2019.

OWNERSHIP OF SECURITIES BY

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of March 25, 2020 regarding the ownership of our voting securities by:

•	each person who is known by us to own more than 5% of our shares of common stock;
•	each NEO;
•	each of our directors; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 37,169,327 shares of common stock outstanding and 2,620,687 shares of Series A Convertible Preferred (on an as-converted basis) outstanding as of March 25, 2019 totaling 39,790,014 voting shares. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following March 25, 2020 and shares subject to restricted stock units that are convertible within 60 days following March 25, 2020 are deemed to be outstanding and beneficially owned by the grant recipient for the purpose of computing share and percentage ownership of that grant recipient, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owners(1)	Number of Shares	Percentage of Shares Beneficially Owned
5% Stockholders:
David Kanen(2)	5,395,005	13.6%
Mehran Nia(3)	5,321,227	13.4%
Sol Khazani(4)	2,865,065	7.2%
Mina Khazani(5)	3,408,297	8.5%
North Star Investment Management Corporation(6)	2,515,820	6.3%
Officers and Directors:
Lev Peker	971,706	2.4%
David Meniane	461,554	1.2%
Houman, Akhavan	298,540	*
Alfredo Gomez	256,606	*
Sanjiv Gomes	241,277	*
Jim Barnes	18,209	*
Joshua L. Berman(7)	263,905	*
Jay K. Greyson(10)	252,680	*
David Kanen(2)	5,395,005	13.6%
Sol Khazani(4)	2,865,065	7.2%
Mehran Nia(3)	5,321,227	13.4%
Warren B. Phelps III(11)	376,345	*
All directors and executive officers as a group (12) persons)(15)	18,333,992	46.1%

*     Less than 1%

(1)

The address for each of the officers and directors is c/o U.S. Auto Parts Network, Inc. at 2050 W. 190th Street, Suite 400, Torrance, California 90504.  The address for David Kanen is 5850 Coral Ridge Drive, Suite 309, Coral Springs, FL 33076.  The address for Mehran Nia and Mina Khazani is 12320 21st Helena Dr., Los Angeles, CA 90049.  The address for North Star Investment Management Corporation is 20 N. Wacker Drive, Suite 1416, Chicago, Illinois 60606.

(2)

Based on a Form 4 filed with the SEC on January 10, 2019, consists of (i) 1,605,928 shares of common stock owned directly by the Philotimo Fund, LP, (ii) 173,514 shares of common stock owned directly by David Kanen, and (iii) 3,202,182 shares owned by Kanen Wealth Management, LLC. Kanen Wealth Management, LLC, as the general partner of the Philotimo Fund, LP may be deemed the beneficial owner of the 2,005,928 Shares owned by the Philotimo Fund, LP. David Kanen, as the managing member of Kanen Wealth Management, LLC, may be deemed the beneficial owner of the (i) 3,202,182 shares owned by Kanen Wealth Management, LLC and (ii) 1,605,928 shares owned by the Philotimo Fund, LP.

(3)

Based on a Schedule 13D filed with the SEC on May 5, 2015 and the Company’s stockholder records, consists of (i) 3,615,391 shares of Common Stock owned directly by the Nia Living Trust Established September 2, 2004 (the

“Living Trust”), of which Mehran Nia and his spouse, Fariba Nia, are co-trustees, (ii) 1,034,482 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock owned by the Living Trust, and (iii) 73,970 shares of Common Stock issued in lieu of preferred stock dividends. Mehran Nia disclaims beneficial interest in the Living Trust except to the extent of his pecuniary interest therein.

(4)

Consists of (i) 1,956,211 shares of common stock owned directly by the Sol Khazani Living Trust Established June 1, 2007, of which Mr. Khazani is the sole trustee, (ii) 213,979 shares of common stock owned directly by the Sol Khazani Annuity Trust Established November 18, 2006, of which Mr. Khazani is the sole trustee, (iii) 24,654 shares of common stock issued in lieu of preferred stock dividends, and (iv) 344,827 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. Mr. Khazani has shared power to vote or to direct the vote of and the shared power to dispose or to direct the disposition of shares in the aggregate, and is thus deemed to beneficially own such shares, in his capacity as trustee of several trusts. Mr. Khazani additionally shares the right to receive dividends from, and the proceeds from the sale of, the shares.

(5)

Based on a Schedule 13D filed with the SEC on January 9, 2019 and the Company’s stockholder records, consists of (i) 2,363,815 shares of common stock owned directly by the Mina Khazani Living Trust, Dated May 30, 2007, of which Ms. Khazani is the sole trustee, (ii) 73,970 shares of common stock issued in lieu of preferred stock dividends, and (iii) 1,034,482 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. Ms. Khazani has shared power to vote or to direct the vote of and the shared power to dispose or to direct the disposition of shares in the aggregate, and is thus deemed to beneficially own such shares, in her capacity as trustee the trust. Ms. Khazani additionally shares the right to receive dividends from, and the proceeds from the sale of, the shares.

(6)

Based on a Schedule 13G filed with the SEC on January 8, 2020, consists of (i) 1,301,410 shares over which North Star has sole power to dispose or to direct the disposition of the shares, and (ii) 1,214,410 shares over which North Star has shared power to dispose or to direct the disposition of the shares, and is thus deemed to beneficially own such shares.

(7)

Includes (i) 202,496 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2020 or within 60 days after such date, and (ii) 33,881 restricted stock units which are subject to vesting within 60 days of March 25, 2020.

(8)

Includes (i) 107,496 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2020 or within 60 days after such date, and (ii) 33,881 restricted stock units which are subject to vesting within 60 days of March 25, 2020.

(9)

Includes (i) 127,496 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2020 or within 60 days after such date, and (ii) 32,467 restricted stock units which are subject to vesting within 60 days of March 25, 2020.

(10)

Includes (i) 202,496 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2020 or within 60 days after such date, and (ii) 50,115 restricted stock units which are subject to vesting within 60 days of March 25, 2020.

(11)

Includes (i) 127,496 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2020 or within 60 days after such date, and (ii) 32,467 restricted stock units which are subject to vesting within 60 days of March 25, 2020.

(12)

Includes (i) 1,379,309 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, (ii) 1,032,800 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2020 or within 60 days after such date, and (iii) 311,264 restricted stock units which are subject to vesting within 60 days of March 25, 2020.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 28, 2019:

	Number of securities to be issued upon exercise of outstanding options and awards (a)	Weighted-average exercise price of outstanding options and awards (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	10,826,454	$ 1.78	1,007,182	(1)(2)
Equity compensation plans not approved by security holders:	—	—	—
Total	10,826,454	$ 1.78	1,007,182

(1)

Represents securities available for issuance under the 2016 Equity Incentive Plan that may be granted in the form of stock options, restricted stock units, PRSUs or any other type of award available for grant under the 2016 Equity Incentive Plan.

(2)

The share reserve under the 2016 Equity Incentive Plan will automatically increase on January 1st of each year through (and including) January 1, 2026 in an amount equal to one million five hundred thousand (1,500,000) shares per year; however, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the automatic increase.

CERTAIN RELATIONSHIPS

AND RELATED TRANSACTIONS

Since December 29, 2018, except as set forth below, there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in “Executive Compensation and Other Information” and "Corporate Governance - Voting Agreements with Stockholders".

Policies and Procedures for Related Party Transactions

Pursuant to the written charter of our Audit Committee adopted in January 2007, our Audit Committee is responsible for reviewing and approving all related party transactions and potential conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. In addition, our company policies require that our officers and employees avoid using their positions for purposes that are, or give the appearance of being, motivated by a desire for personal gain, and our policies further require that all officers and employees who have authority to initiate related party transactions provide a written report, on a quarterly basis, of all activities which could result in a conflict of interest or impair their professional judgment. All such written reports concerning related party transactions or conflicts of interest are submitted to, and reviewed by, our Chief Financial Officer and our Audit Committee.

Related Party Transactions

Consulting Agreement with Mehran Nia.  On March 25, 2019, the Board appointed Mehran Nia as a Special Advisor to the Company.  In connection with Mr. Nia’s appointment as a Special Advisor, Mr. Nia entered into a Consulting Agreement with the Company (the “Consulting Agreement”), pursuant to which Mr. Nia will perform such duties prescribed by the Company’s Chief Executive Officer including without limitation the following: analysis of the

Company’s data and catalog and merchandising operations, real estate negotiation, vendor negotiation, and other ad hoc projects assigned to him by the Company’s Chief Executive Officer. Mr. Nia will work an average of twenty (20) hours per week during the term of the Consulting Agreement with at least eight (8) weeks of service in Manila, Philippines.  As consideration for Mr. Nia’s services, Mr. Nia was granted a stock option to purchase 600,000 shares of the Company’s common stock (the “Option”) pursuant to the Company’s 2016 Equity Incentive Plan. The exercise price for the Option was $1.03, the closing sales price of the Company’s common stock as reported by Nasdaq on the date of grant. The Option vests in equal installments over a two year period, with such vesting commencing on the first month anniversary of the grant date, and the remainder of which vests and becomes exercisable in twenty-three equal monthly installments thereafter, subject to Mr. Nia’s continued service with the Company through such vesting dates.

Indemnification Agreements. The Company has entered into indemnification agreements with the Company’s directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with the Company’s future directors and executive officers.

ANNUAL REPORT

A copy of our annual report on Form 10‑K for the fiscal year ended December 28, 2019 (excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to our Corporate Secretary, U.S. Auto Parts Network, Inc., 2050 W. 190th Street, Suite 400, Torrance, California 90504. The annual report on Form 10‑K (including the exhibits thereto) is also available on the SEC’s  website at www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2020

AT THE OFFICES OF THE COMPANY LOCATED AT

2050 W. 190TH STREET, SUITE 400, TORRANCE, CALIFORNIA 90504. This proxy statement and our annual report on Form 10‑K for the year ended December 28, 2019 are also available at http://investor.usautoparts.net. We encourage you to access and review all of the important information contained in the proxy materials before voting. To obtain directions to be able to attend the shareholder meeting and vote in person, please contact our Corporate Secretary, at our principal executive offices at 2050 W. 190th Street, Suite 400, Torrance, California 90504 or by calling us at (424) 702‑1455.  You will also be required to register for the meeting at proxyvote.com to attend the meeting in person.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals Intended for Inclusion in Proxy Materials

A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2021 annual meeting of stockholders must comply with Rule 14a‑8 under the Exchange Act. Pursuant to Rule 14a‑8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). Stockholder proposals that are intended to be presented at our 2021 Annual Meeting and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us at our principal executive officers not later than December 7, 2020 and must comply with the requirements of Rule 14a‑8 of the Exchange Act.

Stockholder Proposals Not Intended for Inclusion in Proxy Materials and Director Nominations

If a stockholder wishes to submit a proposal which is not intended to be included in our proxy statement under Rule 14a‑8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, the stockholder must submit the proposal or nomination between the close of business on March 18, 2021 and the close of business on April 17, 2021. If the date of the 2021 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary date of the 2020 Annual Meeting of Stockholders (a situation that we do not anticipate), the stockholder must submit any such proposal or nomination not earlier than the 90th day before the 2021 Annual Meeting and not later than the close of business on the later of (i) the 60th day before the 2021 Annual Meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholders are advised to review our bylaws which contain these advance notice requirements with respect to advance notice of stockholder proposals and director nominations.

In addition, with respect to any proposal that a stockholder presents at the 2021 Annual Meeting that is not submitted for inclusion in our proxy materials pursuant to Rule 14a‑8 under the Exchange Act, the proxy solicited by the Board of Directors for such annual meeting will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a‑4 under the Exchange Act.

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 2050 W. 190th Street, Suite 400, Torrance, California 90504. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the SEC.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. A single copy of the Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Annual Meeting Materials, please notify your broker or the Company. Direct your written request to U.S. Auto Parts Network, Inc., Attn: Corporate Secretary, 2050 W. 190th Street, Suite 400, Torrance, California 90504 or contact the Company by telephone at (424) 702‑1455. Stockholders who currently receive multiple copies of the Annual Meeting Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. The enclosed proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Annual Meeting.

By Order of the Board of Directors

Lev Peker
Chief Executive Officer

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. U.S. AUTO PARTS NETWORK, INC. ATTN: CORPORATE SECRETARY 2050 W. 190TH ST. SUITE 400 TORRANCE, CA 90504 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON If you are a stockholder of record, you may vote in person at the meeting by requesting a ballot. To attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com. Please note that you will need to print your admission ticket and bring a valid photo ID to attend the Annual Meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D15859-P38757 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. U.S. AUTO PARTS NETWORK, INC. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of the following Class II Directors Nominees: 01) 02) 03) Joshua L. Berman Sol Khazani David Kanen For Against Abstain ! ! ! ! ! ! 2. Approval of an advisory (non-binding) resolution regarding the compensation of our named executive officers, or the Say-on-Pay Proposal. 3. Ratification of the appointment of RSM US LLP, an independent registered public accounting firm, as independent auditors of the Company for the fiscal year ending January 2, 2021. NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. The Board of Directors recommends you vote FOR the above nominees and FOR proposals 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

If you plan to attend the meeting in person, please register and print an admission ticket in advance at proxyvote.com, following the instructions set forth in the proxy statement. You will need the 16-digit control number printed on the other side of this proxy card.

Questions? Please contact us at 1-424-702-1455.

D15860-P38757

U.S. AUTO PARTS NETWORK, INC.

Annual Meeting of Stockholders

June 16, 2020 9:00 AM, PDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Lev Peker and Alfredo Gomez, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Convertible Preferred Stock and/or Common Stock of U.S. AUTO PARTS NETWORK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 16, 2020, at U.S. Auto Parts Network, Inc.,2050 W. 190th St., Suite 400, Torrance, CA 90504, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.